EXHIBIT 2.1.3

                                 AMENDMENT NO. 3

                                       TO

                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (the "AMENDMENT"), made as of the 25th day of August, 2005 is entered into by and among Xtrana, Inc., a Delaware corporation ("XTRANA"), AIC Merger Corporation, a California corporation and wholly-owned subsidiary of Xtrana ("MERGERCO"), and Alpha Innotech Corporation, a California corporation ("AIC"). Xtrana, MergerCo and AIC are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:

         A. The Parties have entered into that certain Agreement and Plan of Merger dated December 14, 2004, as amended by Amendment No. 1 to Agreement and Plan of Merger dated April 6, 2005 and Amendment No. 2 to Agreement and Plan of Merger dated July 6, 2005 (as amended, the "AGREEMENT"), which provides for the merger of AIC with and into MergerCo on the term and conditions set forth in the Agreement.

         B. The Parties desire to amend the provisions of the Agreement on the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 8.1.3. Section 8.1.3 of the Agreement is hereby amended in its entirety to read as follows:

                   "by either Xtrana or AIC if the Merger shall not have been consummated on or before October 14, 2005 (other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);"

         2. RATIFICATION OF REMAINING TERMS. Except as set forth above, the remaining terms and conditions of the Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.


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         3.       COUNTERPARTS.  This  Amendment  may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph.

                                  ALPHA INNOTECH CORPORATION


                                  By:      /S/ HASEEB CHAUDHRY
                                      ----------------------------------------
                                           Name:    Haseeb Chaudhry
                                           Title:   Chief Executive Officer

                                  XTRANA, INC.


                                  By:      /S/ JAMES H. CHAMBERLAIN
                                      ----------------------------------------
                                           Name:    James H. Chamberlain
                                           Title:   Chief Executive Officer

                                  AIC MERGER CORPORATION


                                  By:      /S/ JAMES H. CHAMBERLAIN
                                      ----------------------------------------
                                           Name:    James H. Chamberlain
                                           Title:   President


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